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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): MARCH 15, 2006


                              EMAK WORLDWIDE, INC.
             (Exact name of registrant as specified in its charter)




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
            DELAWARE                           23346                            13-3534145
(State or other jurisdiction of       (Commission File Number)       (IRS Employer Identification No.)
         incorporation)
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                           6330 SAN VICENTE BOULEVARD
                          LOS ANGELES, CALIFORNIA 90048
                                 (323) 932-4300

                    (Address of principal executive offices)
              (Registrant's telephone numbers, including area code)

                                  INAPPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On March 14, 2006, the Board of Directors of EMAK Worldwide, Inc. (the "Company") approved the adoption of a Preferred Share Purchase Rights Plan (the "Plan"). Terms of the Plan provide for a dividend distribution of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $0.001 per share (the "Common Shares"), of the Company. The dividend is payable on March 26, 2006 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share (the "Preferred Shares"), at a price of $40 per one one-thousandth of a Preferred Share (the "Purchase Price"), subject to adjustment. Each one one-thousandth of a Preferred Share has designations and powers, preferences and rights, and the qualifications, limitations and restrictions which make its value approximately equal to the value of a Common Share. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement"), dated as of March 15, 2006, entered into between the Company and Continental Stock Transfer & Trust Company, as rights agent (the "Rights Agent").

         Initially, the Rights will be evidenced by the stock certificates representing the Common Shares then outstanding, and no separate Right Certificates will be distributed. Until the earlier to occur of (i) the date of a public announcement that a person, entity or group of affiliated or associated persons have acquired beneficial ownership of 10% or more of the outstanding Common Shares after the date of the adoption of the Rights Agreement, other than existing stockholders who currently own more than 10% of the Common Shares, so long as they do not acquire additional Common Shares (an "Acquiring Person"), or
(ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or entity becomes an Acquiring Person) following the commencement of, or announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in any person or entity becoming an Acquiring Person (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with or without a copy of the Summary of Rights, which is included in the Rights Agreement as Exhibit C thereof (the "Summary of Rights").

         Until the Distribution Date, the Rights will be transferable with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender or transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate



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certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on June 15, 2008 (the "Final Expiration Date"), unless the Rights are previously redeemed, exchanged or terminated or unless the continuation of the Rights is previously approved by the stockholders of the Company by a vote of the majority of the shares present and entitled to vote at a stockholders meeting prior to June 15, 2008 (the "First Meeting"). If the stockholders approve the continuation of the Rights at the First Meeting, the Final Expiration Date will be March 15, 2016, subject to stockholder ratification of the Plan by a vote of the majority of shares present and entitled to vote at a stockholders meeting to be held every subsequent two years no later than June 15 of the applicable year beginning in 2010.

         In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person and its associates and affiliates (which will thereafter be void), will for a 60-day period (or such longer period as necessary to register the Company's securities) have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right (or, if such number of shares is not and cannot be authorized, the Company may issue cash, debt, other securities or a combination thereof in exchange for the Rights). This right will terminate 60 days after the date on which the Rights become nonredeemable (as described below), unless there is an injunction or similar obstacle to exercise of the Rights, in which event this right will terminate 60 days after the date on which the Rights again become exercisable (or such longer period as set forth in the Rights Agreement).

         In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold to an Acquiring Person, its associates or affiliates or certain other persons in which such persons have an interest, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

         At any time after an Acquiring Person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one Common Share per Right (or, at the election of the Company, the Company may issue cash, debt, stock or a combination thereof in exchange for the Rights), subject to adjustment.

         At any time prior to the earliest of (i) the day that a person has become an Acquiring Person or (ii) the Final Expiration Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the "Redemption Price"). Following the expiration of the above periods, the Rights become nonredeemable, except


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that after the expiration of the period during which the Rights are exercisable for Common Shares, then the Board of Directors of the Company may redeem the Rights in whole, but not in part, at the Redemption Price in connection with a sale or merger of the Company or its assets to a party which is unrelated to the Acquiring Person. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         In addition, not earlier than 60 business days, nor later than 120 business days, after the receipt by the Company of a "Qualified Offer," as defined in the Plan (which has not been terminated and which continues to be a "Qualified Offer"), the Board of Directors of the Company shall call a special meeting of stockholders to vote on redeeming all of the Rights. If, at the special meeting, stockholders representing a majority of the outstanding shares of Common Stock vote in favor of redeeming the Rights, then the Rights will be redeemed at the Redemption Price.

         The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that from and after such time as the Rights are distributed no such amendment may adversely affect the interest of the holders of the Rights, excluding the interests of an Acquiring Person.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

         The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors, since the Rights may be amended to permit such acquisition or may be redeemed by the Company at $0.001 per Right, as set forth above.


ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

         Please see the disclosure set forth under Item 1.01, which is incorporated into this Item 3.03 by reference.

ITEM 5.03 AMENDMENTS TO THE ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

         Effective on March 15 2006, in connection with its adoption of the Rights Agreement, the Company filed a Certificate of Designation with the Office of the Delaware Secretary of State, whereby the Company created, authorized and provided for 25,000 Preferred Shares, and set forth the rights, preferences and qualifications, limitations and restrictions on the Preferred Shares.

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         The information regarding the Preferred Shares set forth in Item 1.01 is incorporated by reference into this Item 5.03. A copy of the Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

ITEM 8.01 OTHER EVENTS

         On March 15, 2006, the Company issued a press release announcing the declaration of the Rights and the adoption of the Rights Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS


(d)  EXHIBITS. The following documents are filed as exhibits to this report:

     3.1 Certificate of Designation of Series A Junior Participating Preferred Stock of the Company

     4.1 Stockholder Rights Agreement between the Company and Continental Stock Transfer & Trust Company, dated March 15, 2006

     4.2       Form of Right Certificate (included as Exhibit B to Exhibit 4.1)

     99.1      Press Release, dated March 15, 2006, announcing the Rights
               Agreement


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      EMAK WORLDWIDE, INC.


                                      By: /s/ TERESA L. TORMEY
                                        ----------------------------------------
                                        Teresa L. Tormey
                                        Chief Administrative Officer & General
                                        Counsel


Date: March 15, 2006



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                                Index to Exhibits

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
EXHIBIT NO.       DESCRIPTION OF DOCUMENT
--------------------------------------------------------------------------------
3.1               Certificate of Designation of Series A Junior Participating
                  Preferred Stock of the Company

4.1 Stockholder Rights Agreement between the Company and Continental Stock Transfer & Trust Company, dated March 15, 2006

4.2               Form of Right Certificate (included as Exhibit B to
                  Exhibit 4.1)

99.1              Press Release, dated March 15, 2006, announcing the Rights
                  Agreement
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